Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

May 3, 2024

Nasdaq, Inc.

151 West 42nd Street

New York, NY 10036

Re: Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special outside counsel to Nasdaq, Inc., a Delaware corporation (the “Company”), in connection with the filing of a prospectus supplement (the “Prospectus Supplement”) to the registration statement on Form S-3 (File No. 333-279011) (the “Registration Statement”), relating to 85,608,414 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) which may be sold from time to time by the selling stockholder named in the Prospectus Supplement.

In rendering this opinion, we have examined and relied on (a) the Registration Statement, (b) the prospectus of the Company, dated April 30, 2024, which forms a part of and is included in the Registration Statement (the “Base Prospectus”), (c) the prospectus supplement, dated May 3, 2024, relating to the resale of the Shares (together with the Base Prospectus, the “Prospectus”), in the form filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended (the “Securities Act”), (d) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Shares, (e) the Amended and Restated Certificate of Incorporation of the Company, as in effect as of the date hereof, and (f) the By-Laws of the Company, as in effect as of the date hereof.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. We have also conducted such investigations of fact and law as we have deemed necessary or advisable for purposes of this letter. In making such examination and rendering the opinion set forth below, we have assumed without verification (a) the authenticity of original documents and the genuineness of all signatures; (b) each natural person signing any document reviewed by us had the legal capacity to do so; (c) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (d) the conformity to the originals of all documents submitted to us as copies; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations set forth in this opinion letter, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

This opinion is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, voidable transfer, reorganization, liquidation, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally, (b) the application of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing. Furthermore, the manner in which any particular issue relating to this opinion would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved choose to exercise the wide discretionary authority generally available to it.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as in effect on the date hereof.

May 3, 2024

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference in the Registration Statement. In addition, we consent to the use of our name in the prospectus supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours, /s/ Wachtell, Lipton, Rosen & Katz